                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-DEC-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                          93-2A               93-2C              93-2D              93-2E.A
                                                   ---------------     ---------------     ---------------     ---------------
BEGINNING SECURITY BALANCE                         $ 14,871,095.42     $ 45,735,418.29     $ 26,807,871.06     $ 18,881,457.42
  Loans Repurchased                                             --                  --                  --                  --
  Scheduled Principal Distribution                       26,681.39           83,237.44          315,501.59          213,226.45
  Additional Principal Distribution                      14,546.38           38,750.03           20,905.30           36,601.68
  Liquidations Distribution                             202,576.73        1,720,188.10          429,206.75          604,101.96
  Accelerated Prepayments                                       --                  --                  --                  --
  Adjustments (Cash)                                            --                  --                  --                  --
  Adjustments (Non-Cash)                                        --                  --                  --                  --
  Losses/Foreclosures                                           --                  --                  --                  --
  Special Hazard Account                                        --                  --                  --                  --
                                                   ---------------     ---------------     ---------------     ---------------
     Ending Security Balance                       $ 14,627,290.92     $ 43,893,242.72     $ 26,042,257.42     $ 18,027,527.33
                                                   ===============     ===============     ===============     ===============
INTEREST DISTRIBUTION:

Due Certificate Holders                            $     92,496.26     $    275,555.63     $    149,826.83     $    103,279.59
Compensating Interest                                       424.26            3,602.09              767.57            1,187.18

  Trustee Fee (Tx. Com. Bk.)                                167.30              571.69              335.10              204.55
  Pool Insurance Premium (PMI Mtg. Ins.)                        --                  --                  --            4,153.92
  Pool Insurance (GE Mort. Ins.)                          3,598.81                  --            4,316.07                  --
  Pool Insurance (United Guaranty Ins.)                         --                  --                  --                  --
  Backup for Pool Insurance (Fin. Sec. Assur.)                  --                  --                  --                  --
  Special Hazard Insurance (Comm. and Ind.)                 706.38                  --                  --                  --
  Bond Manager Fee (Capstead)                               235.46              571.69              390.95              236.02
  Excess Compensating Interest (Capstead)                       --                  --                  --                  --
  Administrative Fee (Capstead)                             402.80            1,905.70              837.78              668.73
  Administrative Fee (Other)                                    --                  --                  --                  --
  Excess-Fees                                                   --                  --                  --                  --
  Special Hazard Insurance (Aetna Casualty)                     --                  --                  --                  --
  Other                                                         --                  --                  --                  --
                                                   ---------------     ---------------     ---------------     ---------------
     Total Fees                                           5,110.75            3,049.08            5,879.90            5,263.22
                                                   ---------------     ---------------     ---------------     ---------------
 Servicing Fee                                            4,301.74           11,542.38            7,317.95            5,149.24
 Interest on Accelerated Prepayments                            --                  --                  --                  --
                                                   ---------------     ---------------     ---------------     ---------------
     Total Interest Distribution                   $    102,333.01     $    293,749.18     $    163,792.25     $    114,879.23
                                                   ===============     ===============     ===============     ===============
LOAN COUNT                                                      56                 180                 163                 111
WEIGHTED AVERAGE PASS-THROUGH RATE                        7.498077            7.324504            6.741053            6.639325

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-DEC-01
MASTER SERVICING DIVISION


DEAL REFERENCE                                         93-2E.B              93-2G              1996-A             1996-B
                                                   ---------------     ---------------     ---------------     ---------------
BEGINNING SECURITY BALANCE                         $ 55,076,828.21     $ 80,528,742.89     $ 12,092,772.19     $ 21,177,578.21
  Loans Repurchased                                             --                  --                  --                  --
  Scheduled Principal Distribution                       96,574.36          151,302.36           19,429.90           32,719.61
  Additional Principal Distribution                      13,751.96           36,965.83            2,339.63            1,809.75
  Liquidations Distribution                           2,555,628.64        4,968,809.28          805,327.77          754,126.22
  Accelerated Prepayments                                       --                  --                  --                  --
  Adjustments (Cash)                                            --                  --                  --                  --
  Adjustments (Non-Cash)                                        --                  --                  --                  --
  Losses/Foreclosures                                           --                  --                  --                  --
  Special Hazard Account                                        --                  --                  --                  --
                                                   ---------------     ---------------     ---------------     ---------------
     Ending Security Balance                       $ 52,410,873.25     $ 75,371,665.42     $ 11,265,674.89     $ 20,388,922.63
                                                   ===============     ===============     ===============     ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                            $    320,958.02     $    469,221.17     $     70,199.01     $    119,836.78
Compensating Interest                                     4,617.18            9,416.27                  --                  --

  Trustee Fee (Tx. Com. Bk.)                                596.67              905.95              151.16              264.72
  Pool Insurance Premium (PMI Mtg. Ins.)                 12,116.90                  --                  --            5,723.24
  Pool Insurance (GE Mort. Ins.)                                --                  --            3,482.72                  --
  Pool Insurance (United Guaranty Ins.)                         --                  --                  --                  --
  Backup for Pool Insurance (Fin. Sec. Assur.)                  --                  --                  --              503.39
  Special Hazard Insurance (Comm. and Ind.)                     --                  --                  --                  --
  Bond Manager Fee (Capstead)                               688.46            1,006.61                  --                  --
  Excess Compensating Interest (Capstead)                       --                  --            3,545.58            3,587.86
  Administrative Fee (Capstead)                           1,950.78            3,355.53              503.84              882.42
  Administrative Fee (Other)                                    --                  --                  --                  --
  Excess-Fees                                                   --                  --                  --                  --
  Special Hazard Insurance (Aetna Casualty)                     --                  --              277.12              612.39
  Other                                                         --                  --                  --                  --
                                                   ---------------     ---------------     ---------------     ---------------
     Total Fees                                          15,352.81            5,268.09            7,960.42           11,574.02
                                                   ---------------     ---------------     ---------------     ---------------
 Servicing Fee                                           14,396.89           19,748.14            3,230.21            6,344.87
 Interest on Accelerated Prepayments                            --                  --                  --                  --
                                                   ---------------     ---------------     ---------------     ---------------
     Total Interest Distribution                   $    355,324.90     $    503,653.67     $     81,389.64     $    137,755.67
                                                   ===============     ===============     ===============     ===============
LOAN COUNT                                                     202                 308                  47                  80
WEIGHTED AVERAGE PASS-THROUGH RATE                         7.09355            7.132421            6.966046            6.790396

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-DEC-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                        1996-C.1            1996-C.2            1996-C.3
                                                   ---------------     ---------------     ---------------
BEGINNING SECURITY BALANCE                         $  2,484,872.10     $  7,948,841.71     $  5,372,174.63
  Loans Repurchased                                             --                  --                  --
  Scheduled Principal Distribution                        3,466.45           12,746.64            7,079.56
  Additional Principal Distribution                          (0.02)           2,089.20               30.39
  Liquidations Distribution                                     --          638,921.88          207,262.66
  Accelerated Prepayments                                       --                  --                  --
  Adjustments (Cash)                                            --                  --                  --
  Adjustments (Non-Cash)                                        --                  --                  --
  Losses/Foreclosures                                           --                  --                  --
  Special Hazard Account                                        --                  --                  --
                                                   ---------------     ---------------     ---------------
     Ending Security Balance                       $  2,481,405.67     $  7,295,083.99     $  5,157,802.02
                                                   ===============     ===============     ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                            $     14,446.59     $     47,064.43     $     30,045.76
Compensating Interest                                           --              554.85                  --

  Trustee Fee (Tx. Com. Bk.)                                 31.07               66.24               44.77
  Pool Insurance Premium (PMI Mtg. Ins.)                        --                  --                  --
  Pool Insurance (GE Mort. Ins.)                            715.65                  --                  --
  Pool Insurance (United Guaranty Ins.)                         --                  --            2,001.13
  Backup for Pool Insurance (Fin. Sec. Assur.)                  --                  --                  --
  Special Hazard Insurance (Comm. and Ind.)                     --                  --                  --
  Bond Manager Fee (Capstead)                                   --                  --            1,302.55
  Excess Compensating Interest (Capstead)                       --              772.16              107.49
  Administrative Fee (Capstead)                             124.24              165.60              226.14
  Administrative Fee (Other)                                    --                  --                  --
  Excess-Fees                                                   --                  --                  --
  Special Hazard Insurance (Aetna Casualty)                  56.94                  --              155.35
  Other                                                         --                  --                  --
                                                   ---------------     ---------------     ---------------
     Total Fees                                             927.90            1,004.00            3,837.43
                                                   ---------------     ---------------     ---------------
 Servicing Fee                                              776.51            1,806.62            1,678.80
 Interest on Accelerated Prepayments                            --                  --                  --
                                                   ---------------     ---------------     ---------------
     Total Interest Distribution                   $     16,151.00     $     50,429.90     $     35,561.99
                                                   ===============     ===============     ===============
LOAN COUNT                                                      12                  40                  25
WEIGHTED AVERAGE PASS-THROUGH RATE                         6.97658            7.188863            7.136397



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